Exhibit 99.1

News Release	For additional information, contact: Joseph Stegmayer Chairman and CEO Phone: 602-256-6263 joes@cavco.com
On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL FIRST QUARTER RESULTS
Net sales $35.5 million
Net income $0.9 million
     PHOENIX — (July 24, 2008) – Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the first quarter of its fiscal year 2009 ended June 30, 2008.
     Net sales for the first quarter of fiscal 2009 totaled $35,509,000, down 5% from $37,366,000 for the first quarter of fiscal year 2008.
     Net income for the fiscal 2009 first quarter of $853,000 was 51% below the $1,735,000 reported in the same quarter one year ago. Net income per share based on basic and diluted weighted average shares outstanding was $0.13, versus $0.27 and $0.26, respectively, last year.
     Of these results, Joseph Stegmayer, Chairman, President and Chief Executive Officer, said, “We are glad that we are able to report a profitable quarter in the face of continued depressed market conditions.  Incoming order rates for both HUD and modular built homes have been slow and gross margins remain under pressure.  We have concerns about the impact of inflation as it relates to material and transportation costs in the production of our homes as well as the capability of prospective buyers to make a housing change at this time.”
     Mr. Stegmayer continued, “Given the turmoil in the general economy, the outlook on the housing front cannot be ascertained.  Some portions of the manufactured housing industry appear to be weathering the storm slightly better than others that are suffering considerably.  Cavco will continue to exploit niche markets in the segments that show some vitality and that provide the opportunities necessary to progress through the current downturn.  Given our solid, debt free, financial condition, attractive product line, and the historically large and growing markets we serve, we are confident about our opportunities to grow and prosper as the financial and housing sectors of the economy stabilize.”
     Cavco’s senior management will hold a conference call to review these results tomorrow, July 25, 2008, at 12:00 noon (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link, or the web site www.opencompany.info. An archive of the webcast and presentation will be available for 90 days at these website addresses.
     Cavco Industries, Inc., headquartered in Phoenix, is the largest producer of manufactured homes in Arizona, based on wholesale shipments. The Company is also a leading producer of park model homes and vacation cabins in the United States.

     Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; general economic conditions; a write-off of all or part of our goodwill, which could adversely affect operating results and net worth; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; curtailment of available financing in the manufactured housing industry; our contingent repurchase obligations related to wholesale financing; competition; our ability to maintain relationships with retailers; labor shortages; pricing and availability of raw materials and unfavorable zoning ordinances; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2008 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.
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CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30,	March 31,
	2008	2008
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$73,405	$73,610
Restricted cash	691	330
Accounts receivable	9,309	10,093
Inventories	13,398	11,293
Prepaid expenses and other current assets	1,741	1,839
Deferred income taxes	3,820	4,033

Total current assets	102,364	101,198

Property, plant and equipment, at cost:
Land	6,050	6,050
Buildings and improvements	7,351	7,290
Machinery and equipment	7,993	7,979

	21,394	21,319
Accumulated depreciation	(8,840)	(8,613)

	12,554	12,706

Goodwill	67,346	67,346

Total assets	$182,264	$181,250

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,571	$2,147
Accrued liabilities	17,329	18,005

Total current liabilities	19,900	20,152

Deferred income taxes	15,120	14,747

Commitments and contingencies

Stockholders’ equity
Preferred Stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common Stock, $.01 par value; 20,000,000 shares authorized; Outstanding 6,468,157 and 6,452,415 shares, respectively	65	65
Additional paid-in capital	124,854	124,814
Retained earnings	22,325	21,472

Total stockholders’ equity	147,244	146,351

Total liabilities and stockholders’ equity	$182,264	$181,250

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CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30,
	2008	2007
Net sales	$35,509	$37,366
Cost of sales	31,321	31,926

Gross profit	4,188	5,440
Selling, general and administrative expenses	3,101	3,574

Income from operations	1,087	1,866
Interest income	294	671

Income before income taxes	1,381	2,537
Income tax expense	528	802

Net income	$853	$1,735

Net income per share:
Basic	$0.13	$0.27

Diluted	$0.13	$0.26

Weighted average shares outstanding:
Basic	6,460,992	6,400,536

Diluted	6,696,158	6,656,460

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CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA – CONTINUING OPERATIONS
(Dollars in thousands, except average sales price amounts)
(Unaudited)

	Three Months Ended
	June 30,
	2008	2007
Net sales
Manufacturing	$34,083	$36,238
Retail	2,516	2,610
Less: Intercompany	(1,090)	(1,482)

Net sales	$35,509	$37,366

Floor shipments — manufacturing	1,289	1,339

Average sales price per floor — manufacturing	$26,441	$27,063

Home shipments — manufacturing	855	856

Average sales price per home — manufacturing	$39,863	$42,334

Home shipments — retail	23	29

Capital expenditures	$75	$276

Depreciation	$227	$190

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